Exhibit 99

Colgate Announces 2nd Quarter 2026 Results

•Net sales increased 4.9%; Organic sales* increased 2.4%, including a 0.4% negative impact from lower private label pet food sales
•GAAP EPS decreased 5% to $0.86; Base Business EPS* increased 8% to $0.99
•GAAP Gross profit margin and Base Business Gross profit margin* increased 140 basis points to 61.5%
•Net cash provided by operations was $1,742 million for the first six months of 2026
•The Company’s leadership in toothpaste continued with its global market share at 41.3% year to date
•The Company’s leadership in manual toothbrushes continued with its global market share at 32.7% year to date
•The Company maintained its sales and GAAP earnings per share guidance and updated its gross profit margin and Base Business earnings per share guidance for full year 2026

Second Quarter Total Company Results (GAAP)
($ in millions except per share amounts)	2026	2025	Change
Net Sales	$5,361	$5,110	+4.9%
EPS (diluted)	$0.86	$0.91	-5%

Second Quarter Total Company Results (Base Business - Non-GAAP)*
	2026	2025	Change
Organic Sales Growth			+2.4%
Base Business EPS (diluted)	$0.99	$0.92	+8%
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” and “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

New York, New York, July 31, 2026…Colgate-Palmolive Company (NYSE:CL) today reported results for second quarter 2026. Noel Wallace, Chairman, President and Chief Executive Officer, commented on the Base Business second quarter results, “Our growth momentum continued in the second quarter, as we delivered strong broad-based top- and bottom-line results, despite a difficult operating environment. Net sales and organic sales grew in three of four categories and in four of five divisions with worldwide organic volume growth improving sequentially for the third consecutive quarter. Gross profit margin, operating profit, operating profit margin, net income, earnings per share and free cash flow all increased year over year.

“We delivered these strong results while continuing to invest in the long-term health of our business with a 15% increase in advertising this quarter. Strong levels of investment will continue in the back half of the year as we execute against our 2030 strategy with a focus on premium, science-led innovation and omni-channel demand generation to drive brand health and category growth.

“While we expect the volatile market conditions to continue in the balance of 2026, we are confident that the strength of our global portfolio and clear business strategy should enable us to deliver consistent, compounded earnings per share growth and drive long-term shareholder value.”

Full Year 2026 Guidance
Based on current spot rates:
•The Company still expects net sales to be up 2% to 6%, including a low-single-digit positive impact from foreign exchange.
•The Company still expects organic sales growth to be 1% to 4%. This includes the impact from our exit from the private label pet food business.
•On a GAAP basis, the Company now expects gross profit margin to be roughly flat (versus down previously) and still expects advertising to be up on both a dollar basis and as a percentage of net sales and double-digit earnings per share growth.
•On a non-GAAP (Base Business) basis, the Company now expects gross profit margin to be roughly flat (versus down previously) and still expects advertising to be up on both a dollar basis and as a percentage of net sales; it also now expects mid-single-digit earnings per share growth (versus low- to mid-single-digit growth previously).

Divisional Performance
See attached "Table 6 - Geographic Sales Analysis Percentage Changes" and "Table 5 - Segment Information" for additional information on net sales and operating profit by division.

Second Quarter Sales Growth By Division (% change 2Q 2026 vs. 2Q 2025 except % of Total Company Sales)
	% of Total Company Sales	Net Sales	Organic Sales*	As Reported Volume**	Organic Volume	Pricing	FX
North America(1)	17%	-3.0%	-3.0%	-3.9%	-3.9%	+0.9%	—%
Latin America	26%	+13.7%	+5.3%	+2.6%	+2.6%	+2.8%	+8.4%
Europe, Middle East & Africa(1)	21%	+3.5%	+2.0%	+3.2%	+3.2%	-1.2%	+1.6%
Asia Pacific(1)	14%	+4.9%	+5.2%	+4.1%	+4.1%	+1.1%	-0.3%
Hill’s Pet Nutrition	22%	+3.4%	+2.1%	-1.2%	-1.8%	+3.9%	+0.6%

Total Company	100%	+4.9%	+2.4%	+0.9%	+0.8%	+1.6%	+2.4%
Table may not sum due to rounding.
(1) The Company has recast its historical geographic segment information to conform to the reporting structure effective for the quarter ended March 31, 2026. Recast historical geographic segment information can be found on the Company's website.
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 6 - Geographic Sales Analysis Percentage Changes” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.
**The impact of the acquisition of the Prime100 pet food business on as reported volume was 0.6% and 0.1% for Hill's Pet Nutrition and Total Company, respectively.

Second Quarter Operating Profit By Division ($ in millions)
	2Q 2026	% Change vs 2Q 2025	% to Net Sales	Change in basis points vs 2Q 2025 % to Net Sales
North America(1)	$192	3%	21.6%	+120
Latin America	$418	14%	30.4%	—
Europe, Middle East & Africa(1)	$263	9%	23.4%	+120
Asia Pacific(1)	$209	3%	26.7%	-40
Hill’s Pet Nutrition	$269	2%	22.5%	-40

Total Company, As Reported	$1,016	-6%	19.0%	-210
Total Company, Base Business*	$1,145	5%	21.4%	+10
(1) The Company has recast its historical geographic segment information to conform to the reporting structure effective for the quarter ended March 31, 2026.
*Indicates a non-GAAP financial measure. Please refer to “Non-GAAP Financial Measures” later in this release for definitions of non-GAAP financial measures and to “Table 8 - Non-GAAP Reconciliations” included with this release for a reconciliation of these non-GAAP financial measures to the related GAAP measures.

Prepared Materials and Webcast Information
At approximately 7:00 a.m. ET today, the Company will post its prepared materials regarding second quarter results to the Investor Center section of its website at https://investor.colgatepalmolive.com/events-and-presentations.

At 8:30 a.m. ET today, the Company will host a conference call regarding second quarter results. To access this call as a webcast, please go to Colgate-Palmolive’s website at www.colgatepalmolive.com.

About Colgate-Palmolive
Colgate-Palmolive Company is a caring, innovative growth company that is reimagining a healthier future for all people, their pets and our planet. Focused on Oral Care, Personal Care, Home Care and Pet Nutrition, we sell our products in more than 200 countries and territories under brands such as Colgate, Palmolive, Ajax, Axion, Darlie, elmex, EltaMD, Fabuloso, Filorga, hello, Hill’s Prescription Diet, Hill’s Science Diet, Irish Spring, Lady Speed Stick, meridol, PCA SKIN, Prime100, Protex, Sanex, Softsoap, Sorriso, Soupline, Speed Stick, Suavitel and Tom’s of Maine. We are recognized for our leadership and innovation in promoting sustainability and community wellbeing, including our achievements in decreasing plastic waste and promoting recyclability, saving water and improving children’s oral health through our Colgate Bright Smiles, Bright Futures program, which has reached approximately two billion children and their families since 1991. For more information about Colgate-Palmolive and how we make more smiles, visit www.colgatepalmolive.com. CL-E

Market Share Information
Management uses market share information as a key indicator to monitor business health and performance. References to market share in this press release are based on a combination of consumption and market share data provided by third-party vendors, primarily Nielsen, and internal estimates. Except as otherwise noted, all market share references represent the percentage of the dollar value of sales of our products, relative to all product sales in the category in the countries in which the Company competes and purchases data (excluding Venezuela from all periods).
Market share data is subject to limitations on the availability of up-to-date information. In particular, market share data is currently not generally available for certain retail channels, such as eCommerce and certain club retailers and discounters. The Company measures year-to-date market shares from January 1 of the relevant year through the most recent period for which market share data is available, which typically reflects a lag time of one or two months. The Company believes that the third-party vendors it uses to provide data are reliable, but it has not verified the accuracy or completeness of the data or any assumptions underlying the data. In addition, market share information reported by the Company may be different from market share information reported by other companies due to differences in category definitions, the use of data from different countries, internal estimates and other factors.

Cautionary Statement on Forward-Looking Statements
This press release and the related prepared materials and webcast may contain forward-looking statements (as that term is defined in the U.S. Private Securities Litigation Reform Act of 1995 or by the Securities and Exchange Commission (SEC) in its rules, regulations and releases) that set forth anticipated results based on management’s current plans and assumptions. Such statements may relate, for example, to sales or volume growth, net selling price increases, organic sales growth, profit or profit margin levels, earnings per share levels, financial goals, category growth rates, the impact of foreign exchange, the impact of developments in global trade relations and tariffs, the impact of geopolitical events and tensions, wars and military conflicts, such as in Ukraine and the Middle East, cost reduction plans (including the Strategic Growth and Productivity Program), tax rates, interest rates, new product introductions, digital capabilities, commercial investment levels, acquisitions, divestitures, share repurchases or legal or tax proceedings, among other matters. These statements are made on the basis of the Company’s views and assumptions as of July 31, 2026. The Company undertakes no obligation to update these statements whether as a result of new information, future events or otherwise, except as required by law or by the rules and regulations of the SEC. Moreover, the Company does not, nor does any other person, assume responsibility for the accuracy and completeness of these statements. The Company cautions investors that any such forward-looking statements are not guarantees of future performance and that actual events or results may differ materially from those statements. For more information about factors that could impact the Company’s business and cause actual results to differ materially from forward-looking statements, investors should refer to the Company’s filings with the SEC (including, but not limited to, the information set forth under the captions “Risk Factors” and “Cautionary Statement on Forward-Looking Statements” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2025 and subsequent filings with the SEC). Copies of these filings may be obtained upon request from the Company’s Investor Relations Department or on the Company’s website at www.colgatepalmolive.com.

Non-GAAP Financial Measures
The following provides definitions and other information regarding the non-GAAP financial measures used in this press release and the related prepared materials and webcast, which may not be the same as or comparable to similar measures presented by other companies:
•Base Business: Base Business refers to non-GAAP measures of operating results that exclude certain items. Base Business operating results exclude, as applicable, charges related to the Strategic Growth and Productivity Program and the ERISA litigation matter and acquisition-related costs.
•Organic sales growth: Net sales growth excluding the impact of foreign exchange, acquisitions and divestments.
•Free cash flow before dividends: Net cash provided by operations less Capital expenditures.

This press release and the related prepared materials and webcast discuss Net sales growth (GAAP) and Organic sales growth (non-GAAP). Management believes the organic sales growth measure provides investors and analysts with useful supplemental information regarding the Company’s underlying sales trends by presenting sales growth excluding the external factor of foreign exchange as well as the impact from acquisitions and divestments. See “Geographic Sales Analysis Percentage Changes” for the three and six months ended June 30, 2026 versus 2025 included with this release for a comparison of Organic sales growth to Net sales growth in accordance with GAAP.

Gross profit, Selling, general and administrative expenses, Selling, general and administrative expenses as a percentage of Net sales, Other (income) expense, net, Operating profit, Operating profit margin, Non-service related postretirement costs, Effective income tax rate, Net income attributable to Colgate-Palmolive Company and Diluted earnings per common share are disclosed on both an as reported (GAAP) and Base Business (non-GAAP) basis. These non-GAAP financial measures exclude items that, either by their nature or amount, management would not expect to occur as part of the Company’s normal business on a regular basis, such as restructuring charges, charges for certain litigation and tax matters, acquisition-related costs, gains and losses from certain divestitures and certain other unusual, non-recurring items. Investors and analysts use these financial measures in assessing the Company’s business performance, and management believes that presenting these financial measures on a non-GAAP basis provides them with useful supplemental information to enhance their understanding of the Company’s underlying business performance and trends. These non-GAAP financial measures also enhance the ability to compare period-to-period financial results. See “Non-GAAP Reconciliations” for the three and six months ended June 30, 2026 and 2025 included with this release for a reconciliation of these financial measures to the related GAAP measures.

The Company uses these financial measures internally in its budgeting process, to evaluate segment and overall operating performance and as factors in determining compensation. While the Company believes that these financial measures are useful in evaluating the Company’s underlying business performance and trends, this information should be considered as supplemental in nature and is not meant to be considered in isolation or as a substitute for the related financial information prepared in accordance with GAAP.

As management uses free cash flow before dividends to evaluate the Company’s ability to satisfy current and future obligations, pay dividends, fund future business opportunities and repurchase stock, the Company believes that it provides useful information to investors. Free cash flow before dividends is not a measure of cash available for discretionary expenditures since the Company has certain non-discretionary obligations such as debt service that are not deducted from the measure. See “Condensed Consolidated Statements of Cash Flows” for the six months ended June 30, 2026 and 2025 for a comparison of free cash flow before dividends to Net cash provided by operations as reported in accordance with GAAP.

(See attached tables for second quarter results.)

Contacts
Investor Relations: investor_relations@colpal.com
Communications: colgate_palmolive_media_inquiry@colpal.com

		Table 1
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Three Months Ended June 30, 2026 and 2025

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2026	2025

Net sales	$5,361	$5,110

Cost of sales	2,065	2,041

Gross profit	3,296	3,069

Gross profit margin	61.5%	60.1%

Selling, general and administrative expenses	2,130	1,963

Other (income) expense, net	150	26

Operating profit	1,016	1,080

Operating profit margin	19.0%	21.1%

Non-service related postretirement costs	21	23

Interest expense	62	71

Interest income	17	21

Income before income taxes	950	1,007

Provision for income taxes	231	234

Effective tax rate	24.3%	23.2%

Net income including noncontrolling interests	719	773

Less: Net income attributable to noncontrolling interests	26	30

Net income attributable to Colgate-Palmolive Company	$693	$743

Earnings per common share
Basic	$0.87	$0.92
Diluted	$0.86	$0.91

Supplemental Income Statement Information
Average common shares outstanding
Basic	799.4	810.2
Diluted	801.8	813.3

Advertising	$777	$678

		Table 2
Colgate-Palmolive Company

Condensed Consolidated Statements of Income

For the Six Months Ended June 30, 2026 and 2025

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2026	2025

Net sales	$10,686	$10,021

Cost of sales	4,164	3,965

Gross profit	6,522	6,056

Gross profit margin	61.0%	60.4%

Selling, general and administrative expenses	4,206	3,861

Other (income) expense, net	336	39

Operating profit	1,980	2,156

Operating profit margin	18.5%	21.5%

Non-service related postretirement costs	47	95

Interest expense	124	137

Interest income	33	35

Income before income taxes	1,842	1,959

Provision for income taxes	441	460

Effective tax rate	23.9%	23.5%

Net income including noncontrolling interests	1,401	1,499

Less: Net income attributable to noncontrolling interests	62	66

Net income attributable to Colgate-Palmolive Company	$1,339	$1,433

Earnings per common share
Basic(1)	$1.67	$1.77
Diluted(1)	$1.67	$1.76

Supplemental Income Statement Information
Average common shares outstanding
Basic	800.8	811.2
Diluted	803.4	814.2

Advertising	$1,511	$1,346
Note:
(1) Basic and diluted earnings per share are computed independently for each quarter and any year-to-date period presented. As a result of changes in shares outstanding during the year and rounding, the sum of the quarters' earnings per share may not equal the earnings per share for any year-to-date period.

			Table 3
Colgate-Palmolive Company

Condensed Consolidated Balance Sheets

As of June 30, 2026, December 31, 2025 and June 30, 2025

(Dollars in Millions) (Unaudited)

	June 30,	December 31,	June 30,
	2026	2025	2025
Cash and cash equivalents	$1,370	$1,288	$1,215
Receivables, net	1,962	1,675	1,773
Inventories	2,181	2,032	2,120
Other current assets	795	714	888
Property, plant and equipment, net	4,639	4,660	4,529
Goodwill	3,100	3,122	3,696
Other intangible assets, net	1,495	1,536	1,904
Other assets	1,248	1,303	1,345
Total assets	$16,790	$16,330	$17,470

Total debt	$7,857	$7,988	$8,758
Other current liabilities	6,114	5,736	5,161
Other non-current liabilities	2,253	2,241	2,499
Total liabilities	16,224	15,965	16,418
Total Colgate-Palmolive Company shareholders’ equity	236	54	702
Noncontrolling interests	330	311	350
Total liabilities and equity	$16,790	$16,330	$17,470

Supplemental Balance Sheet Information
Debt less cash, cash equivalents and marketable securities(1)	$6,404	$6,593	$7,346
Working capital % of sales	(5.9)%	(7.0)%	(2.9)%

Note:
(1) Marketable securities of $83, $107 and $197 as of June 30, 2026, December 31, 2025 and June 30, 2025, respectively, are included in Other current assets.

		Table 4
Colgate-Palmolive Company

Condensed Consolidated Statements of Cash Flows

For the Six Months Ended June 30, 2026 and 2025

(Dollars in Millions) (Unaudited)

	2026	2025
Operating Activities
Net income including noncontrolling interests	$1,401	$1,499
Adjustments to reconcile net income including noncontrolling interests to net cash provided by operations:
Depreciation and amortization	311	299
ERISA litigation matter	—	65
Restructuring and termination benefits, net of cash	232	(13)
Stock-based compensation expense	78	55
Deferred income taxes	(15)	(17)
Cash effects of changes in:
Receivables	(274)	(152)
Inventories	(110)	3
Accounts payable and other working capital	124	(248)
Other non-current assets	47	31
Other non-current liabilities	(52)	(38)
Net cash provided by (used in) operations	1,742	1,484

Investing Activities
Capital expenditures	(266)	(232)
Purchases of marketable securities and investments	(124)	(384)
Proceeds from sale of marketable securities and investments	150	350
Payment for acquisition, net of cash acquired	—	(293)
Other investing activities	(4)	(1)
Net cash provided by (used in) investing activities	(244)	(560)

Financing Activities
Short-term borrowing (repayment) less than 90 days, net	1,053	(30)
Principal payments on debt	(1,086)	(139)
Proceeds from issuance of debt	—	497
Dividends paid	(879)	(880)
Purchases of treasury shares	(597)	(516)
Proceeds from exercise of stock options	138	65
Other financing activities	(43)	136
Net cash provided by (used in) financing activities	(1,414)	(867)

Effect of exchange rate changes on Cash and cash equivalents	(2)	62
Net increase (decrease) in Cash and cash equivalents	82	119
Cash and cash equivalents at beginning of the period	1,288	1,096
Cash and cash equivalents at end of the period	$1,370	$1,215

Supplemental Cash Flow Information
Free cash flow before dividends (Net cash provided by operations less Capital expenditures)
Net cash provided by operations	$1,742	$1,484
Less: Capital expenditures	(266)	(232)
Free cash flow before dividends	$1,476	$1,252

Income taxes paid	$459	$530
Interest paid	$127	$137

				Table 5
Colgate-Palmolive Company

Segment Information

For the Three and Six Months Ended June 30, 2026 and 2025

(Dollars in Millions) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Net Sales
Oral, Personal and Home Care

North America(1)	$891	$919	$1,779	$1,823
Latin America	1,372	1,207	2,685	2,350
Europe, Middle East & Africa(1)	1,121	1,083	2,247	2,089
Asia Pacific(1)	782	746	1,586	1,484

Total Oral, Personal and Home Care	4,166	3,954	8,297	7,746

Hill's Pet Nutrition	1,195	1,157	2,389	2,275

Total Net Sales	$5,361	$5,110	$10,686	$10,021

	Three Months Ended June 30,		Six Months Ended June 30,
	2026	2025	2026	2025
Operating Profit
Oral, Personal and Home Care

North America(1)	$192	$187	$333	$384
Latin America	418	367	819	715
Europe, Middle East & Africa(1)	263	241	529	463
Asia Pacific(1)	209	202	431	407

Total Oral, Personal and Home Care	1,082	997	2,112	1,968

Hill's Pet Nutrition	269	264	549	523
Corporate(2)	(335)	(181)	(681)	(334)

Total Operating Profit	$1,016	$1,080	$1,980	$2,156

Tables may not sum due to rounding.

Notes:
(1) The Company has recast its historical geographic segment information to conform to the reporting structure effective for the quarter ended March 31, 2026.

(2) Corporate operations include costs related to stock options and restricted stock units, research and development costs, Corporate overhead costs, restructuring and related implementation charges and gains and losses on sales of non-core product lines and assets.
Corporate Operating profit (loss) for the three and six months ended June 30, 2026 included charges resulting from the Strategic Growth and Productivity Program of $129 and $300, respectively.

Corporate Operating profit (loss) for the three months ended June 30, 2025 included acquisition-related costs of $9.

Corporate Operating profit (loss) for the six months ended June 30, 2025 included charges resulting from the ERISA litigation matter of $15 and acquisition-related costs of $9.

Table 6
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Three Months Ended June 30, 2026 vs. 2025

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Incentives	Exchange

Total Company	4.9%	2.4%	0.9%	0.8%	1.6%	2.4%

North America(2)	(3.0)%	(3.0)%	(3.9)%	(3.9)%	0.9%	—%

Latin America	13.7%	5.3%	2.6%	2.6%	2.8%	8.4%

Europe, Middle East & Africa(2)	3.5%	2.0%	3.2%	3.2%	(1.2)%	1.6%

Asia Pacific(2)	4.9%	5.2%	4.1%	4.1%	1.1%	(0.3)%

Total CP Products	5.4%	2.4%	1.5%	1.5%	0.9%	2.9%

Hill’s Pet Nutrition	3.4%	2.1%	(1.2)%	(1.8)%	3.9%	0.6%

Emerging Markets(3)	9.2%	4.8%	2.8%	2.8%	1.9%	4.4%

Developed Markets	1.6%	0.5%	(0.6)%	(0.9)%	1.3%	0.9%

Table may not sum due to rounding.

Notes:
(1) The impact of the acquisition of the Prime100 pet food business on as reported volume was 0.1%, 0.6% and 0.3% for Total Company, Hill's Pet Nutrition and Developed Markets, respectively.

(2) The Company has recast its historical geographic segment information to conform to the reporting structure effective for the quarter ended March 31, 2026.

(3) Emerging Markets include Latin America, Asia (excluding Japan), Africa, the Middle East and Eastern and Central Europe.

Table 7
Colgate-Palmolive Company

Geographic Sales Analysis Percentage Changes

For the Six Months Ended June 30, 2026 vs. 2025

(Unaudited)

			COMPONENTS OF SALES CHANGE

					Pricing
					Coupons
	Sales				Consumer &
	Change	Organic	As Reported	Organic	Trade	Foreign
Region	As Reported	Sales Change	Volume(1)	Volume	Incentives	Exchange

Total Company	6.6%	2.6%	1.0%	0.7%	1.9%	3.8%

North America(2)	(2.4)%	(2.6)%	(3.6)%	(3.6)%	0.9%	0.2%

Latin America	14.3%	5.3%	2.3%	2.3%	3.1%	8.9%

Europe, Middle East & Africa(2)	7.5%	2.7%	2.7%	2.7%	—%	4.9%

Asia Pacific(2)	6.9%	5.4%	4.3%	4.3%	1.1%	1.5%

Total CP Products	7.1%	2.8%	1.4%	1.4%	1.3%	4.4%

Hill’s Pet Nutrition	5.0%	2.1%	(0.5)%	(1.8)%	3.9%	1.7%

Emerging Markets(3)	11.0%	5.5%	3.2%	3.2%	2.3%	5.5%

Developed Markets	3.2%	0.4%	(0.7)%	(1.3)%	1.6%	2.3%

Table may not sum due to rounding.

Notes:
(1) The impact of the acquisition of the Prime100 pet food business on as reported volume was 0.3%, 1.3% and 0.6% for Total Company, Hill's Pet Nutrition and Developed Markets, respectively.

(2) The Company has recast its historical geographic segment information to conform to the reporting structure effective for the quarter ended March 31, 2026.

(3) Emerging Markets include Latin America, Asia (excluding Japan), Africa, the Middle East and Eastern and Central Europe.

Table 8
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended June 30, 2026 and 2025

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2026	2025
Gross profit, GAAP	$3,296	$3,069
Strategic Growth and Productivity Program	2	—
Gross profit, non-GAAP	$3,297	$3,069

Selling, General and Administrative Expenses	2026	2025
Selling, general and administrative expenses, GAAP	$2,130	$1,963
Strategic Growth and Productivity Program	(7)	—
Selling, general and administrative expenses, non-GAAP	$2,122	$1,963

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2026	2025	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	39.7%	38.4%	130
Strategic Growth and Productivity Program	(0.1)%	—%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	39.6%	38.4%	120

Other (Income) Expense, Net	2026	2025
Other (income) expense, net, GAAP	$150	$26
Strategic Growth and Productivity Program	(120)	—
Acquisition-related costs	—	(9)
Other (income) expense, net, non-GAAP	$30	$17

Operating Profit	2026	2025	% Change
Operating profit, GAAP	$1,016	$1,080	(6)%
Strategic Growth and Productivity Program	129	—
Acquisition-related costs	—	9
Operating profit, non-GAAP	$1,145	$1,089	5%

			Basis Point
Operating Profit Margin	2026	2025	Change
Operating profit margin, GAAP	19.0%	21.1%	(210)
Strategic Growth and Productivity Program	2.4%	—%
Acquisition-related costs	—%	0.2%
Operating profit margin, non-GAAP	21.4%	21.3%	10

Note: The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Table 8
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Three Months Ended June 30, 2026 and 2025

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2026
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$950	$231	$719	$26	$693	24.3%	$0.86
Strategic Growth and Productivity Program	129	24	105	1	104	(0.7)%	0.13
Non-GAAP	$1,079	$255	$824	$27	$797	23.6%	$0.99

	2025
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$1,007	$234	$773	$30	$743	23.2%	$0.91
Acquisition-related costs	9	2	7	—	7	—%	0.01
Non-GAAP	$1,016	$236	$780	$30	$750	23.2%	$0.92

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.

Table 9
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Six Months Ended June 30, 2026 and 2025

(Dollars in Millions Except Per Share Amounts) (Unaudited)

Gross Profit	2026	2025
Gross profit, GAAP	$6,522	$6,056
Strategic Growth and Productivity Program	2	—
Gross profit, non-GAAP	$6,524	$6,056

Selling, General and Administrative Expenses	2026	2025
Selling, general and administrative expenses, GAAP	$4,206	$3,861
Strategic Growth and Productivity Program	(13)	—
ERISA litigation matter	—	(15)
Selling, general and administrative expenses, non-GAAP	$4,194	$3,845

			Basis Point
Selling, General and Administrative Expenses as a Percentage of Net Sales	2026	2025	Change
Selling, general and administrative expenses as a percentage of Net sales, GAAP	39.4%	38.5%	90
Strategic Growth and Productivity Program	(0.2)%	—%
ERISA litigation matter	—%	(0.1)%
Selling, general and administrative expenses as a percentage of Net sales, non-GAAP	39.2%	38.4%	80

Other (Income) Expense, Net	2026	2025
Other (income) expense, net, GAAP	$336	$39
Strategic Growth and Productivity Program	(285)	—
Acquisition-related costs	—	(9)
Other (income) expense, net, non-GAAP	$51	$30

Operating Profit	2026	2025	% Change
Operating profit, GAAP	$1,980	$2,156	(8)%
Strategic Growth and Productivity Program	300	—
ERISA litigation matter	—	15
Acquisition-related costs	—	9
Operating profit, non-GAAP	$2,279	$2,181	5%
			Basis Point
Operating Profit Margin	2026	2025	Change
Operating profit margin, GAAP	18.5%	21.5%	(300)
Strategic Growth and Productivity Program	2.8%	—%
ERISA litigation matter	—%	0.2%
Acquisition-related costs	—%	0.1%
Operating profit margin, non-GAAP	21.3%	21.8%	(50)

Non-Service Related Postretirement Costs	2026	2025
Non-service related postretirement costs, GAAP	$47	$95
Strategic Growth and Productivity Program	(5)	—
ERISA litigation matter	—	(50)
Non-service related postretirement costs, non-GAAP	$41	$45

Note: The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Table 9
Continued
Colgate-Palmolive Company

Non-GAAP Reconciliations

For the Six Months Ended June 30, 2026 and 2025

(Dollars in Millions Except Per Share Amounts) (Unaudited)

	2026
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$1,842	$441	$1,401	$62	$1,339	23.9%	$1.67
Strategic Growth and Productivity Program	305	61	244	2	242	(0.5)%	0.30
Non-GAAP	$2,147	$502	$1,645	$64	$1,581	23.4%	$1.97

	2025
	Income Before Income Taxes	Provision For Income Taxes(1)	Net Income Including Noncontrolling Interests	Less: Income Attributable to Noncontrolling Interests	Net Income Attributable To Colgate-Palmolive Company	Effective Income Tax Rate(2)	Diluted Earnings Per Share
As Reported GAAP	$1,959	$460	$1,499	$66	$1,433	23.5%	$1.76
ERISA litigation matter	65	12	53	—	53	(0.1)%	0.06
Acquisition-related costs	9	2	7	—	7	—%	0.01
Non-GAAP	$2,034	$475	$1,559	$66	$1,493	23.4%	$1.83

The impact of non-GAAP adjustments may not necessarily equal the difference between “GAAP” and “non-GAAP” as a result of rounding.

Notes:
(1) The income tax effect on non-GAAP items is calculated based upon the tax laws and statutory income tax rates applicable in the tax jurisdiction(s) of the underlying non-GAAP adjustment.

(2) The impact of non-GAAP items on the Company’s effective tax rate represents the difference in the effective tax rate calculated with and without the non-GAAP adjustment on Income before income taxes and Provision for income taxes.